Exhibit 99.1

Media Contact: Kathy Fieweger	Investor Relations Contact: David Humphrey
Title: Chief Marketing Officer	Title: VP Investor Relations
Phone: 479-719-4358	Phone: 479-785-6200
Email: kfieweger@arcb.com	Email: dhumphrey@arcb.com

Arkansas Best Corporation to Become ArcBest CorporationSM

•                  Name change launches new era for ArcBest to be broadly recognized as a holistic provider of transportation and logistics solutions

•                  New Nasdaq ticker symbol ARCB

•                  New corporate website arcb.com to launch May 1st

•                  Panther Expedited Services renamed Panther Premium LogisticsSM

•                  Data-Tronics Corp. renamed ArcBest Technologies

•                  Household goods moving services group and storage group becomes ABF MovingSM, a part of ABF LogisticsSM

•                  Accompanying advertising campaign features The Skill & The WillSM of the ArcBest companies

(Fort Smith, Arkansas — April 30, 2014) — Arkansas Best Corporation (Nasdaq: ABFS) today announced that it has changed its name to ArcBest CorporationSM and also adopted a new Nasdaq stock trading symbol ARCB and a new unified logo system as the company strengthens its identity as a holistic provider of transportation and logistics solutions for a wide variety of customers.  These changes will be effective as of May 1, 2014.

“This marks an exciting new era for our organization,” said ArcBest President and Chief Executive Officer Judy R. McReynolds. “The new name, logo system and advertising campaign we are unveiling allow us to more clearly communicate our total value proposition to our customers, our employees and our shareholders through one unified identity under the ArcBest umbrella.”

ArcBest’s principal operating subsidiaries will continue to include ABF FreightSM and the emerging businesses ABF LogisticsSM, Panther Premium LogisticsSM and FleetNet America®.  ArcBest also has an experienced in-house staff of information technology professionals at newly named ArcBest Technologies, formerly called Data-Tronics Corp.

ArcBest shares will begin to trade under the new symbol on Nasdaq on May 1, 2014. The company will continue to be headquartered in Fort Smith, Ark., and other principal operating subsidiaries, Panther® and FleetNet, will continue to be based in Ohio and North Carolina.

Outstanding stock certificates are not affected by the name change. They continue to be valid and need not be exchanged.

“Our customers know our people as the most creative problem solvers in the industry, with the drive and commitment to work toward the right solutions for them day-in and day-out,” McReynolds said. “With the addition of Panther in 2012 and the formation of ABF Logistics in the summer of 2013, we have been providing customers a broad array of solutions across the supply chain spectrum for some time, and we want everyone to know that they can come to us for a variety of needs.”

McReynolds said that the ArcBest companies are working together to offer easily accessible solutions through a single point of contact as customers increasingly seek one-stop shopping for their transportation needs.

“With our well-recognized brands and a strong reputation, we are uniquely positioned through our legacy core company ABF Freight and our emerging businesses to find a way to solve our customers’ challenges every single day,” she said. “Our more than 11,000 employees deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, consumer move and vehicle repair.”

ABF Freight, one of the nation’s premier less-than-truckload carriers, celebrated its 90th anniversary in 2013 and continues to provide the superior service that customers across the country have come to expect.  As traditional LTL customers and other shippers have additional needs, ABF Freight’s sister companies ABF Logistics and Panther Premium Logistics now provide more easily accessible third-party logistics solutions.

ABF Logistics’ offerings include truckload brokerage and intermodal, ocean shipping, warehousing and transportation management system options. In order to better align the non-asset-based and asset-light services that ArcBest offers, ABF Logistics will now also include the household goods moving services businesses. Now known as ABF Moving, this group offers consumer moving through the U-Pack® brand, as well as corporate relocation and military moves.

Panther, based in Cleveland, Ohio, is widely recognized as the go-to partner for sophisticated and complex shipping needs including: time critical/expedite; temperature control validation; government-secret clearance; geofencing; special handling, high-value shipments; air cargo and domestic/international freight forwarding; air charter.

FleetNet America, based in Cherryville, N.C., is one of the industry’s most trusted vehicle repair and maintenance providers for operations of medium- and heavy-duty transportation equipment and excels in offering tailored maintenance solutions to America’s private and for-hire fleets. FleetNet is the largest independent operator in its industry.

In 2013, the ArcBest companies generated $2.3 billion in revenue, with a quarter of that coming from the emerging businesses. Michael Newcity, ArcBest Chief Financial Officer and Chief Information Officer, stated that increasingly, ArcBest investors are interested in knowing more about how the emerging businesses complement the core ABF Freight offerings.

“These companies share a common principle of operational excellence and they work together to offer unified solutions to commercial shippers,” Newcity said. “We see significant value in selling across these brands. We believe our range of services, combined with our attitude and approach to the large markets that we serve, offers a significant platform for growth.”

Kathy Fieweger, ArcBest Chief Marketing Officer, noted that selecting a new company name and positioning the new ArcBest brand required retaining the legacy and proud heritage of Arkansas Best while allowing for a more progressive, customer-friendly name that truly reflects the company’s diverse offerings and the scope of its national and international operations.

“Our parent corporation and operating companies are well-recognized brands in the transportation industry, known for exceptional management and our employees’ willingness to go beyond the call of duty for customers every day,” Fieweger said. “The Skill & The WillSM campaign codifies this extraordinary culture, showcasing real-life examples of our employees in action on behalf of those who trust and rely on us to get the job done well, whatever the challenge.”

The value proposition underlying The Skill & The WillSM campaign has been confirmed through extensive market research and customer interviews. “It will serve as a declaration of our culture and character — on behalf of all 11,000-plus employees — as well as a unique and powerful description of our value proposition for customers,” Fieweger said.

ABOUT ARCBEST

ArcBest CorporationSM (Nasdaq: ARCB) solves complex logistics and transportation challenges. Our companies and brands — ABF FreightSM, ABF LogisticsSM, Panther Premium LogisticsSM, FleetNet America®, U-Pack® and ArcBest Technologies — apply the skill and the will with every shipment and supply chain solution, household move or vehicle repair. ArcBest finds a way.

For more information, visit arcb.com, abf.com, pantherpremium.com, fleetnetamerica.com and upack.com. ArcBest CorporationSM. The Skill & The WillSM.

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Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would” and similar expressions and the negatives of such terms are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on us. Although management believes that these forward-looking statements are reasonable, as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and management’s present expectations or projections. Important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to: general economic conditions and related shifts in market demand that impact the performance and needs of industries served by ArcBest Corporation’s subsidiaries and/or limit our customers’ access to adequate financial resources; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; relationships with employees, including unions; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges; availability of fuel; default on covenants of financing arrangements and the availability and terms of future financing arrangements; availability and cost of reliable third-party services; disruptions or failures of services essential to the operation of our business or the use of information technology platforms in our business; timing and amount of capital expenditures, increased prices for and decreased availability of new revenue equipment and decreases in value of used revenue equipment; future costs of operating expenses such as maintenance and fuel and related taxes; self-insurance claims and insurance premium costs; governmental regulations and policies, including environmental laws and regulations; potential impairment of goodwill and intangible assets; the impact of our brands and corporate reputation; the cost, timing and performance of growth initiatives; the cost, integration and performance of any future acquisitions; the costs of continuing investments in technology, a failure of our information systems and the impact of cyber incidents; weather conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s Securities and Exchange Commission public filings.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.